Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Sharon Cook

Federal Home Loan Bank of Atlanta

scook@fhlbatl.com

(404) 888-8173

Federal Home Loan Bank of Atlanta Approves Agreement with the U.S. Treasury As Backup Liquidity Source

ATLANTA, September 9, 2008 – The Federal Home Loan Bank of Atlanta (“Bank”) announced today it has approved a lending agreement with the U.S. Department of the Treasury (“Treasury”) that is designed to serve as a source of contingent liquidity for the Bank’s debt issuance activities.

The agreement stems from provisions of the Housing and Economic Recovery Act of 2008, which provided Treasury with the authority to establish such a facility. The terms of the agreement are described in the Bank’s Current Report on Form 8-K filed today. The agreement expires on Dec. 31, 2009, or sooner if the Bank determines it will not need the Treasury support. Any loan under the agreement would be secured by certain Bank assets, such as advances to members or by mortgage-backed securities issued by Fannie Mae or Freddie Mac.

“The Bank appreciates the U.S. Treasury’s interest in establishing a clearly-defined operational agreement should the Federal Home Loan Banks require added liquidity support for our debt,” said Richard A. Dorfman, FHLBank Atlanta President and Chief Executive Officer. “It is essential that the Bank continue to execute its mission of providing affordable liquidity to lenders, and this agreement makes it clear the federal government supports that role.”

Each of the 12 Federal Home Loan Banks has entered into such an agreement. Extensions of credit by the Treasury to the FHLBanks, or to any FHLBank, will be considered a consolidated obligation and will be the joint and several obligation of all of the FHLBanks. However, Dorfman noted that at this time, the Bank does not anticipate that it will need to tap the lending facility.

About the Federal Home Loan Bank of Atlanta The Bank is a cooperative financial services organization that provides funding, community development grants, and other banking services to more than 1,200 member financial institutions in Alabama, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, and the District of Columbia. The Bank is one of 12 district banks in the Federal Home Loan Bank System (the FHLBank System), which since 1990 has contributed more than $2 billion to affordable housing development in the United States.

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Some of the statements made in this announcement, including, without limitation, the Bank’s plans to not access funding under the lending agreement, are “forward-looking statements,” which include statements with respect to the Bank’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Bank’s control, and which may cause the Bank’s actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements may not be realized due to a variety of factors, including, without limitation: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of the Bank and/or the FHLBank System; changes in interest rates; political, national and world events; and adverse developments or events affecting or involving other Federal Home Loan Banks, GSEs or the FHLBank System in general. Additional factors that might cause the Bank’s results to differ from these forward-looking statements are provided in detail in our filings with the Securities and Exchange Commission, which are available at www.sec.gov.

You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Bank has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this announcement, whether as a result of new information, future events or otherwise

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